                           CONSENT OF NOMINEE

     I, Diana Maranon, do hereby consent to being named as a nominee for director of Tag-It Pacific, Inc., a Delaware corporation (the "Company"), in the Company's Registration Statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"). I understand that the Registration Statement is being filed with the Commission in connection with the Company's initial public offering of Common Stock.



Date: October 16, 1997                       /s/ Diana Maranon
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                                                Diana Maranon